Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-181773) on Form S-1 of American Power Group Corporation of our report dated December 31, 2012, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Financial Statements” and “Experts” in such Prospectus.

/s/ Schechter Dokken Kanter Andrews & Selcer, Ltd.

Minneapolis, Minnesota

April 12, 2013